Exhibit 99.1

Healthcare Industry Veteran, Thomas Tulip, Joins FluoroPharma Medical, Inc.

Broad Healthcare Industry and Global Experience Will Advance FluoroPharma's Nuclear Cardiology Strategy

MONTCLAIR, NJ -- (Marketwired) -- 10/06/15 -- FluoroPharma Medical, Inc. (OTCQB: FPMI), a company specializing in the development of novel diagnostic imaging products that utilize positron emission tomography (PET) technology for the detection and assessment of disease before clinical manifestation, announced today that Dr. Thomas H. Tulip will join the company as President and will be responsible for the company’s day-to-day operations, with a focus on global product and business development strategies.

"We are delighted that Thom Tulip, a distinguished healthcare veteran with vast experience in pharmaceutical development across the health care continuum, from pre-clinical discovery to commercialization of diagnostics, has joined our company at such a defining moment in our evolution. Today's announcement reflects the confidence we have in our vision to enable personalized medicine through precision diagnostics, the strength of our science and the promise of our portfolio." said Thijs Spoor, Chairman and CEO of FluoroPharma.

Prior to joining FluoroPharma, Dr. Tulip served in leadership roles at Navidea BioPharmaceuticals, Inc. from 2011-2015.  He spent more than 25 years in the development and commercialization of radiopharmaceuticals and imaging agents, with a track record of success in R&D, business development, brand and alliance management as well as international business. Prior to his tenure at Navidea Biopharmaceuticals, Dr. Tulip held senior leadership positions at Alseres Pharmaceuticals, Lantheus Medical Imaging (LMI), Bristol Myers Squibb (BMS) and DuPont, where his roles spanned product discovery and development, business and technology planning, brand and alliance management and international business management. He served as President of Alseres Molecular Imaging where he led efforts to develop markets for a Phase III neuroimaging agent. While at BMS and DuPont , he was instrumental in the development, commercialization and international management of the highly successful nuclear cardiology franchise, successfully built the BMS Medical Imaging international business, and led planning activities for innovative PET tracers at LMI/BMS. He was Treasurer and Board Member of the Academy of Molecular Imaging and Chairperson of the its Institute for Molecular Technologies (IMT), where he held numerous leadership positions. Dr. Tulip was Chairperson of the Society of Nuclear Medicine (SNM) Corporate Advisory Board. He serves on the Board of Directors of the Medical Imaging Technology Association (MITA) and leads its PET Working Group in the Molecular Imaging Section. He has served as a Director of Council on Radionuclides and Radiopharmaceuticals (CORAR). He earned a B.S. from the University of Vermont, and an M.S. and Ph.D. from the Northwestern University.

"I am excited to become a member of the FluoroPharma team and look forward to contributing to our success. My career has been devoted to the development of precision imaging diagnostics, and PET is ideal for the early detection, diagnosis and prognosis of diseases. I believe that the development of novel molecular imaging agents in cardiology will extend clinicians’ ability to better address the changing nature of patients with heart disease in a cost-effective manner consistent with global economic challenges facing healthcare. FluoroPharma's pipeline holds great promise and I am confident we are positioned to translate this promise into reality," said Dr. Tulip.

About FluoroPharma Medical

FluoroPharma is a biopharmaceutical company engaged in the discovery and development of proprietary PET imaging products to evaluate cardiac disease at the cellular and molecular levels. The company has licensed technology from the Massachusetts General Hospital in Boston. The company's goal is to enable personalized medicine through precision diagnostics that will help the medical community diagnose disease more accurately at the earliest stages, leading to more effective treatment, management and better patient outcomes. FluoroPharma's initial focus is the development of breakthrough PET imaging agents and is advancing two products in clinical trials for assessment of acute and chronic forms of coronary artery disease. These novel agents have been designed to rapidly target myocardial cells. Other active programs include the development of agents that could potentially be used for imaging specific cancers. In addition to the United States, Europe and China, patents related to FluoroPharma's portfolio of imaging compounds have been issued in Japan, Canada, Australia and Mexico. For more information on the company, please visit: www.fluoropharma.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding FluoroPharma's research and development activities and anticipated operating results. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as significant fluctuations in expenses associated with clinical trials, failure to secure additional financing, the inability to complete regulatory filings with the Food and Drug Administration, the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in FluoroPharma's filings with the United States Securities and Exchange Commission. FluoroPharma undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Investor Relations:
Richard Moyer
Cameron Associates, Inc.
Richard@cameronassoc.com
Phone: 212-554-5466
Source: FluoroPharma Medical, Inc.

The Del Mar Consulting Group, Inc.
Robert B. Prag
President
bprag@delmarconsulting.com
Phone: (858) 794-9500